Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-83416) pertaining to the 401(k) Retirement Savings Plan of Environmental Elements Corporation of our report dated June 23, 2004, with respect to the financial statements and schedule of the Environmental Elements Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Baltimore, Maryland June 28, 2004